Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

Sprouts Farmers Market, Inc. Reports Third Quarter 2022 Results

PHOENIX, Ariz. – (Globe Newswire) – November 8, 2022 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended October 2, 2022.

"We are encouraged by our performance in the third quarter, including total sales growth of 5%, comparable store sales growth of 2.4% and earnings per share growth of 9%," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "I thank the team for their collaboration and commitment in delivering these results and most importantly, their dedication to helping our customers discover better, healthier eating. We are excited about bringing the holiday season to life in our stores and are well-positioned to benefit from the ongoing health and wellness trends."

Third Quarter Highlights:

•
Net sales totaled $1.6 billion; a 5% increase from the same period in 2021
•
Comparable store sales growth of 2.4%
•
Diluted earnings per share of $0.61; compared to diluted earnings per share of $0.56 in the same period in 2021
•
Opened 1 new store, resulting in 379 stores in 23 states as of October 2, 2022

Leverage and Liquidity in Third Quarter 2022

•
Ended the quarter with $316 million in cash and cash equivalents and a $250 million balance on its $700 million revolving credit facility
•
Repurchased 1.6 million shares of common stock for a total investment of $44 million
•
Generated cash from operations of $307 million and invested $71 million in capital expenditures, net of landlord reimbursement, year-to-date thru October 2, 2022

Fourth Quarter and Full-Year 2022 Outlook

"Due to our strong performance to date, we are raising our full-year outlook," said Chip Molloy, chief financial officer of Sprouts Farmers Market. "We remain focused on controlling the controllable to deliver strong results and create sustainable shareholder value for the long-term.”

The following provides information on our full-year 2022 outlook:

•
Net sales growth: 4.5% - 5.0%
•
Comparable store sales growth: approximately 2%
•
Adjusted diluted earnings per share: $2.32 to $2.36
•
Unit growth: 16 new stores

•
Capital expenditures (net of landlord reimbursements): $120M to $135M

The following provides information on our fourth quarter 2022 outlook:

•
Comparable store sales growth: approximately 2.0%
•
Adjusted diluted earnings per share: $0.35 to $0.39

Third Quarter 2022 Conference Call

Sprouts will hold a conference call at 5 p.m. Eastern Standard Time on Tuesday, November 8, 2022, during which Sprouts executives will further discuss third quarter 2022 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage located at investors.sprouts.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

A webcast replay will be available at approximately 8:00 p.m. Eastern Standard Time on November 8, 2022. This can be accessed with the following link.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; the impact of the COVID-19 pandemic; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 31,000 team members and operates approximately 380 stores in 23 states nationwide. This year, Sprouts celebrates its 20th year anniversary. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net sales	$1,591,026	$1,509,633	$4,827,669	$4,607,073
Cost of sales	1,007,376	969,904	3,051,914	2,931,089
Gross profit	583,650	539,729	1,775,755	1,675,984
Selling, general and administrative expenses	460,834	423,416	1,382,854	1,299,498
Depreciation and amortization (exclusive of depreciation included in cost of sales)	30,313	30,377	93,377	92,036
Store closure and other costs, net	2,164	128	3,034	1,757
Income from operations	90,339	85,808	296,490	282,693
Interest expense, net	1,951	2,911	7,648	8,840
Income before income taxes	88,388	82,897	288,842	273,853
Income tax provision	22,648	19,030	72,798	65,924
Net income	$65,740	$63,867	$216,044	$207,929
Net income per share:
Basic	$0.61	$0.56	$1.98	$1.78
Diluted	$0.61	$0.56	$1.97	$1.77
Weighted average shares outstanding:
Basic	107,229	114,201	109,066	116,497
Diluted	108,095	114,818	109,888	117,252

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	October 2, 2022	January 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$316,042	$245,287
Accounts receivable, net	11,455	21,574
Inventories	301,667	265,387
Prepaid expenses and other current assets	43,867	35,468
Total current assets	673,031	567,716
Property and equipment, net of accumulated depreciation	694,098	716,029
Operating lease assets, net	1,081,514	1,072,019
Intangible assets, net of accumulated amortization	184,960	184,960
Goodwill	368,878	368,878
Other assets	15,036	13,513
Total assets	$3,017,517	$2,923,115
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$166,968	$145,901
Accrued liabilities	144,935	155,996
Accrued salaries and benefits	53,875	58,743
Current portion of operating lease liabilities	158,219	151,755
Current portion of finance lease liabilities	1,141	1,078
Total current liabilities	525,138	513,473
Long-term operating lease liabilities	1,095,154	1,095,909
Long-term debt and finance lease liabilities	258,992	259,656
Other long-term liabilities	38,486	36,306
Deferred income tax liability	58,919	57,895
Total liabilities	1,976,689	1,963,239
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 106,491,322 shares issued and outstanding, October 2, 2022; 111,114,374 shares issued and outstanding, January 2, 2022	106	111
Additional paid-in capital	720,447	704,701
Accumulated other comprehensive income (loss)	498	(3,758)
Retained earnings	319,777	258,822
Total stockholders' equity	1,040,828	959,876
Total liabilities and stockholders' equity	$3,017,517	$2,923,115

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirty-nine weeks ended	Thirty-nine weeks ended
	October 2, 2022	October 3, 2021
Operating activities
Net income	$216,044	$207,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	96,057	94,422
Operating lease asset amortization	87,316	80,295
Store closure and other costs, net	171	—
Share-based compensation	11,672	11,304
Deferred income taxes	1,025	2,085
Other non-cash items	404	883
Changes in operating assets and liabilities:
Accounts receivable	16,491	12,999
Inventories	(36,280)	(16,860)
Prepaid expenses and other current assets	(7,880)	(6,001)
Other assets	1,678	(2,834)
Accounts payable	23,121	29,479
Accrued liabilities	2,482	1,046
Accrued salaries and benefits	(4,868)	(30,544)
Operating lease liabilities	(99,055)	(88,664)
Other long-term liabilities	(1,588)	1,120
Cash flows from operating activities	306,790	296,659
Investing activities
Purchases of property and equipment	(80,749)	(70,010)
Cash flows used in investing activities	(80,749)	(70,010)
Financing activities
Payments on finance lease liabilities	(600)	(507)
Payments of deferred financing costs	(3,373)	—
Repurchase of common stock	(155,094)	(137,484)
Proceeds from exercise of stock options	4,074	1,918
Cash flows used in financing activities	(154,993)	(136,073)
Increase in cash, cash equivalents, and restricted cash	71,048	90,576
Cash, cash equivalents, and restricted cash at beginning of the period	247,004	171,441
Cash, cash equivalents, and restricted cash at the end of the period	$318,052	$262,017

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA to net income for the thirteen and thirty-nine weeks ended October 2, 2022 and October 3, 2021:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net income	$65,740	$63,867	$216,044	$207,929
Income tax provision	22,648	19,030	72,798	65,924
Interest expense, net	1,951	2,911	7,648	8,840
Earnings before interest and taxes (EBIT)	90,339	85,808	296,490	282,693
Depreciation, amortization and accretion	31,201	31,270	96,057	94,422
EBITDA	$121,540	$117,078	$392,547	$377,115

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Source: Sprouts Farmers Market, Inc

Phoenix, AZ

11/8/22